EXHIBIT 5
                              OPINION OF COUNSEL


                 [Letterhead of FOSTER PEPPER & SHEFELMAN LLP]
                                April 28, 1999



Board of Directors
Umpqua Holdings Corporation
445 S.E. Main Street
Roseburg, Oregon  97470

      Re:   Form S-8 Registration of Umpqua Holdings Corporation Stock Option
            Plan

Ladies and Gentlemen:

      This firm is special counsel to Umpqua Holdings Corporation, an Oregon corporation, (the "Company") and, in that capacity we have assisted in the preparation of certain documents relating to the potential issuance of 1,121,400 shares of the Company's common stock ("Shares") in accordance with the Company's Stock Option Plan (the "Plan").

      The Plan is the successor to the South Umpqua Bank 1995 Stock Option Plan (the "Bank Stock Option Plan"). The Company adopted the Plan pursuant to the terms of the Plan of Exchange dated November 9, 1998. Effective March 12, 1999, the Bank Stock Option Plan became the Plan and each outstanding option, warrant or other right to acquire common stock of the Bank was converted into an option, warrant or other right to acquire common stock of the Company in the same amount and under the same terms and conditions to which such options, warrants or other rights were subject with respect to the common stock of the Bank immediately prior to March 12, 1999.

      In the course of our representation as described above, we have examined the Plan, including the Company's Registration Statement on Form S-8 (the "Registration Statement") as prepared for filing with the Securities and Exchange Commission and related documents and correspondence. We have received from officers of the Bank and the Company having custody thereof, and have reviewed, the Articles of Incorporation and Bylaws of both the Bank and the Company, as amended to date, and excerpts from minutes of certain meetings of the Boards of Directors and of the shareholders of both the Bank and the Company. We have received from the officers of the Bank and the Company certificates containing representations concerning certain factual matters relevant to this opinion. We have received certificates from, and have had conversations with, public officials in those jurisdictions in which we have deemed it appropriate.

      We have relied as to matters of fact upon the above certificates, documents and investigation. We have assumed without investigation the genuineness of all signatures, the authenticity and completeness of all of the documents submitted to us as originals and the conformity to authentic and complete original documents submitted to us as certified or photostatic copies.

      Based upon and subject to all of the foregoing, we are of the opinion that:

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           The  Shares  have  been  validly  authorized,  and when (i) the
           Registration Statement has become effective and such state securities laws as may be applicable have been complied with, and (ii) the Shares have been delivered against payment therefor as contemplated by the Registration Statement and the Plan, the Shares will be validly issued, fully paid and non-assessable.

      Regardless of the states in which members of this firm are licensed to practice, this opinion is limited to the present laws of the State of Oregon and the United States of America and to the facts bearing on this opinion as
they exist on the  date of  this letter.   We disclaim any obligation to review
or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

      This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or expressed.

      This opinion is solely for your information and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person, without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                               Very truly yours,



                               FOSTER PEPPER & SHEFELMAN LLP



Portland, Oregon

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